UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2015, we entered into a third amendment, or the Amendment, to the loan and security agreement dated October 18, 2011, or the Loan Agreement, with Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation, or, collectively, the Lenders, to amend certain terms of the Loan Agreement.

The Amendment modifies the loan repayment terms to be interest-only through February 2016, followed by eight (8) equal monthly payments of principal and interest through the new maturity date of October 1, 2016. In addition, the final payment will be revised to 4.65% of the $25 million total loan facility and will be due on the new maturity date, or such earlier date specified in the Loan Agreement. If we repay all or a portion of the loan prior to February 29, 2016 as part of a refinancing with another lender, a prepayment fee equal to 2% of the then outstanding principal balance will be due to the Lenders.

As a result of the Amendment, we issued the Lenders warrants that are initially exercisable for an aggregate of 61,467 shares of our common stock at a per share exercise price of $2.22. The warrants may be exercised on a cashless basis in whole or in part and will terminate on the earlier of the fifth anniversary of issuance or the closing of certain events.

The descriptions of the Amendment and the warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Compensation

On February 25, 2015, the Compensation Committee of our Board of Directors, or the Committee, approved a merit increase to the base salaries of our named executive officers. Effective as of February 16, 2015, the base salaries for our named executive officers will be as follows:

Named Executive Officer	2015 Base Salary
Daniel N. Swisher, Jr. President and Chief Executive Officer	$500,000
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	400,000
Adam R. Craig Executive Vice President, Development and Chief Medical Officer	431,000

2014 Bonus Awards

On February 25, 2015, the Committee approved the payment of cash bonuses to certain of our employees, including our named executive officers, pursuant to our 2014 Bonus Program, as previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2014.

Under the 2014 Bonus Program, each participant was eligible to receive a cash bonus in an amount up to a specified target percentage of such participant’s annual base salary for 2014 based on the level of achievement of certain corporate and individual objectives. The bonus payment amounts approved by the Committee were based on its determination of the degree to which such corporate and individual objectives were achieved.

A portion of the bonuses awarded to Messrs. Swisher and Bjerkholt and Dr. Craig will consist of fully vested shares of our common stock granted under our 2011 Equity Incentive Plan, or the 2011 Plan. The bonus payment amounts for each of our named executive officers and the portion thereof to be paid in cash and shares of our common stock are as follows:

Named Executive Officer	Total Bonus Amount	Cash Bonus Amount	Stock Award Amount
Daniel N. Swisher, Jr. President and Chief Executive Officer	$202,000.00	$134,666.67	$67,333.33
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	117,500.00	78,333.33	39,166.67
Adam R. Craig Executive Vice President, Development and Chief Medical Officer	126,750.00	84,500.00	42,250.00

The stock portion of the bonus awards were granted effective as of February 27, 2015 and the cash portion of the bonus awards will be paid on March 13, 2015. The number of shares of our common stock awarded to Messrs. Swisher and Bjerkholt and Dr. Craig under the 2011 Plan were determined based on the closing price of our common stock as quoted on the NASDAQ Capital Market on February 27, 2015, rounded down to the nearest whole share.

Restricted Stock Awards

On February 25, 2015, the Committee approved the grant of restricted stock awards, or RSAs, to certain of our employees, including our named executive officers, under the 2011 Plan.

The following table sets forth the number of shares issuable upon vesting of each RSA for each named executive officer:

Named Executive Officer	Number of RSAs
Daniel N. Swisher, Jr. President and Chief Executive Officer	60,000
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	32,500
Adam R. Craig Executive Vice President, Development and Chief Medical Officer	65,000

The RSAs to Messrs. Swisher and Bjerkholt, and with respect to 32,500 RSAs to Dr. Craig, were granted on February 27, 2015, and will vest, if at all, upon achievement by the Company of the earlier of (a) acceptance of a New Drug Application for vosaroxin by the U.S. Food and Drug Administration, or (b) approval of a Marketing Authorization Plan for vosaroxin by the European Medicines Agency, each subject to determination by the Committee of achievement of such milestone and the named executive officer providing services to us as of such determination date.

With respect to 32,500 RSAs granted to Dr. Craig on February 27, 2015, such RSAs will vest, if at all, upon achievement by the Company of the earlier of (a) approval of a New Drug Application for vosaroxin by the U.S. Food and Drug Administration, or (b) approval of a Marketing Authorization Plan for vosaroxin by the European Medicines Agency, each subject to determination by the Committee of achievement of such milestone and Dr. Craig providing services to us as of such determination date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Loan and Security Agreement, dated October 18, 2011, among Sunesis Pharmaceuticals, Inc., Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation, dated as of February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: March 2, 2015	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Loan and Security Agreement, dated October 18, 2011, among Sunesis Pharmaceuticals, Inc., Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation, dated as of February 27, 2015.